EXHIBIT 10.25
                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (the "Agreement") is made as of December 19, 2001, between Choice One Communications Inc., a Delaware corporation (the "Corporation") and FairPoint Communications Solutions, Corp., a Delaware corporation (the "Holder").

         WHEREAS, this Agreement provides for certain rights and obligations of the Corporation and the Holder with respect to preemptive rights and registration of the Common Stock under the Securities Act;

         NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the parties hereto, intending to be legally bound agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Definitions. The following terms used herein but not otherwise defined will have the following meanings, applicable both to the singular and the plural forms of the terms described:

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise

         "Board" means the board of directors of the Corporation.

         "Common Stock" means the common stock, par value $0.01 per share, of the Corporation.

         "Corporation Securities" has the meaning ascribed thereto in Section 2.1(b).

         "Holder" means FairPoint Communications Solutions Corp.

         "Original Holdings" means the aggregate number of shares of Common Stock received by the Holder pursuant to that certain Network Transition Agreement dated as of November 7, 2001.

         "Other Securities" has the meaning ascribed thereto in Section 2.1.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Public Offering" means any underwritten sale of the Common Stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 or S-3 (or a successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common stock as consideration or financing for a Board-approved merger or acquisition, and (ii) any issuance of Common Stock or rights to acquire Common Stock to employees of the Corporation or its Affiliates as part of an incentive or compensation plan.

         "Registrable Securities" means Common Stock and any securities issued directly or indirectly with respect to such Common Stock by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when they (i) have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (ii) have been repurchased by the Corporation or otherwise have ceased to be outstanding or (iii) may be sold pursuant to the provisions of Rule 144(k) of the Securities Act.

         "Registration Expenses" means any and all expenses incident to performance of or compliance with any registration or marketing of securities pursuant to Article 2, including, without limitation, (i) the fees, disbursements and expenses of the Corporation's counsel and accountants in connection with this Agreement and the performance of the Corporation's obligations hereunder (including the expenses of any annual audit letters and "cold comfort" letters required or incidental to the performance of such obligations); (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters or the Holder of securities in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the securities to be disposed of; (vi) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) any other fees and disbursements of underwriters customarily paid by the issuers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; (x) the costs and expenses of the Corporation and its officers relating to rating agency, analyst or investor presentations or any "road show" undertaken in connection with the registration and/or marketing of any Registrable Securities,
(xi) the reasonable out-of-pocket costs, fees and expenses for one legal counsel for all the Selling Holders which are pre-approved in writing by the Corporation, (such approval not to be unreasonably withheld or delayed), and
(xii) other reasonable out-of-pocket costs, fees and expenses of the Holders which are pre-approved in writing by the Corporation.

         "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

         "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

         "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

         "Selling Holder" means a holder of Registrable Securities included in the relevant registration statement.

         "Senior Holders" means the parties to the Registration Rights Agreement dated as of July 8, 1998, as amended, and any other holder of securities who have piggyback registration rights that are pari passu with such parties. The Corporation represents that there are currently no Senior Holders other than the parties to such Registration Rights Agreement; however, the Holder acknowledges that certain lenders to whom warrants are expected to be issued on or about November 9, 2001 will then become Senior Holders.

         "Senior Securities" means securities held by Senior Holders which are eligible to be sold in a registration contemplated by Section 2.1 hereof.

                                    ARTICLE 2

                               REGISTRATION RIGHTS

         SECTION 2.1. Piggyback Registration. Subject to Section 2.5, in the event that the Corporation proposes to register any of its Common Stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, including Common Stock, "Other Securities") under the Securities Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it shall give prompt written notice to the Holder of its intention to do so and of the rights of the Holder under this Section 2.1. Subject to the terms and conditions hereof, such notice shall offer to the Holder the opportunity to include in such registration statement such number of Registrable Securities as the Holder may request. Upon the written request of the Holder made within 15 days after the receipt of the Corporation's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), the Corporation shall use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Corporation has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided, that:

         (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register all of the Other Securities, the Corporation may, at its election, give written notice of such determination to the Holder and thereupon the Corporation shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities;

         (b) if the registration referred to in the first sentence of this Section 2.1 is to be an underwritten registration on behalf of the Corporation or any other holder of Other Securities, and a nationally recognized investment banking firm selected by the Corporation or a holder of Other Securities to be the lead underwriter in such offering advises the Corporation in writing that, in such firm's good faith view, the inclusion of all or a part of such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, the Corporation shall include in such registration: (i) first, (x) if such registration is being effected at the request of any holder of Other Securities pursuant to the exercise of contractual demand registration rights (an "Other Holder Demand Registration"), up to the full number of Other Securities ("Other Holder Demand Securities") held by such holders that are to be included in such registration pursuant to the exercise of such rights, or (y) if such registration is being effected by the Corporation for its own account, up to the full amount of Other Securities the Corporation proposes to sell for its own account ("Corporation Securities"),
(ii) second, if such registration is an Other Holder Demand Registration, up to the full number of Corporation Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without adversely affecting such offering, (iii) third, up to the full number of Senior Securities held by Senior Holders that are requested to be included in such registration in excess of the number of Other Holder Demand Securities and Corporation Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering, (iv) fourth, up to the full number of Registrable Securities held by the Holders of Registrable Securities (and holders of other securities of the Corporation who have registration rights that are pari passu with the Holder's rights (which includes Ronald VanderPol's securities issued pursuant to the Corporation's acquisition of USXchange, Inc.) that are requested to be included in such registration in excess of the number of Other Holder Demand Securities, Corporation Securities and Senior Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering; provided, that in the event that such investment banking firm advises the Corporation in writing that less than all of such Registrable Securities should be included in such offering, such number shall be allocated pro rata among the Holder and such holders who are pari passu with the Holder on the basis of the number of securities requested to be included therein by the Holder and each such other holder, and (v) fifth, up to the full number of the Other Securities (other than Other Holder Demand Securities, Corporation Securities and Senior Securities), if any, in excess of the number of Other Holder Demand Securities, Corporation Securities, Senior Securities and Registrable Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering;

         (c) the Corporation shall not be required to effect any registration of Registrable Securities under this Section 2.1 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

         (d) the Holder shall have no rights under this Section 2.1 at any time on or after the first date on which (i) the Holder no longer holds any Registrable Securities, or (ii) the Holder no longer owns at least fifty percent (50%) of the Original Securities.

         SECTION 2.2. Expenses. Except as provided herein, the Corporation shall pay all Registration Expenses (exclusive of underwriting discounts and commissions, if any) with respect to a particular offering (or proposed offering).

         SECTION 2.3. Registration and Qualification. If and whenever the Corporation is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, the Corporation shall as promptly as practicable:

         (a) prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

         (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement; provided that the Corporation will, at least five (5) business days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Selling Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Selling Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Selling Holder (and its attorneys) during such five (5)-business-day period and the Corporation will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Selling Holder to which such Selling Holder shall reasonably object in writing;

         (c) furnish to the holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Selling Holders or such underwriter may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from, the Securities and Exchange Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

         (d) after the filing of the registration statement, promptly notify each Selling Holder in writing of the effectiveness thereof and of any stop order issued or threatened by the Securities and Exchange Commission and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered and promptly notify such Selling Holder of such lifting or withdrawal of such order;

         (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holders to consummate the disposition of such Registrable Securities;

         (f) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders of such Registrable Securities or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;

         (g) (i) use its best efforts to furnish to any underwriter of such Registrable Securities an opinion of counsel for the Corporation addressed such underwriter and dated the date of the closing under the underwriting agreement (if any), and (ii) use its best efforts to furnish to any underwriter of such Registerable Securities a "cold comfort" letter addressed to such underwriter and signed by the independent public accountants who have audited the financial statements of the Corporation included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with the consummation of underwritten public offerings of securities and such other matters as the underwriter may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

         (h) as promptly as practicable, notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to
Section 2.1 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Securities and Exchange Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

         (i) if requested by the lead or managing underwriters, use its best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which the Common Stock of the Corporation is then listed;

         (j) send appropriate officers of the Corporation to attend any "road shows" and rating agency, analyst and investor presentations scheduled in connection with any such registration and use its reasonable best efforts to cooperate as reasonably requested by the underwriter in the marketing of the Registrable Securities, and all reasonable out-of-pocket costs and expenses incurred by the Corporation or such officers in connection with such attendance or co-operation shall be paid by the Corporation;

         (k) furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2.1 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the underwriters; and

         (l) choose the auditors, Company legal counsel and financial printer to be engaged by the Corporation in any such registration.

         SECTION 2.4  Indemnification and Contribution.

         (a) The Corporation agrees to indemnify and hold harmless a Selling Holder and each Person, if any, who controls each Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission which is based upon information relating to a Selling Holder which is furnished to the Corporation in writing by a Selling Holder expressly for use therein. The Corporation also agrees to indemnify any underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by the Corporation of each Selling Holder provided in this
Section 2.4(a).

         (b) Each Selling Holder agrees to indemnify and hold harmless the Corporation, its directors, the officers who sign the Registration Statement and each Person, if any who controls the Corporation within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any amendment thereof, any preliminary prospectus or prospectus (as amended or supplemented if the Corporation shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to a Selling Holder furnished in writing by or on behalf of a Selling Holder expressly for use in a registration statement, any preliminary prospectus, prospectus or any amendments or supplements thereto. Each Selling Holder also agrees to indemnify any underwriter of the Registrable Securities so offered and each Person, if any, who controls such underwriter on substantially the same basis as that of the indemnification by such Selling Holder of the Corporation provided in this Section 2.4(b). Notwithstanding any other provision of this Section 2.4, no Selling Holder's obligations to indemnify pursuant to this Section 2.4 shall exceed the amount of net proceeds received by such Selling Holder in connection with any offering of its Registrable Securities. Each Selling Holder's obligations to indemnify pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bear to the total net proceeds of the offering received by all Selling Holders and not joint.

         (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses; provided that the failure of any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel shall be at the sole expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any claim or action or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders as indemnified parties, such firm shall be designated in writing by the indemnified party that had the largest number of Registrable Securities included in such registration. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         (d) If the indemnification provided for in this Section 2.4 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (A) as between the Corporation and the underwriters, (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the underwriters on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (B) as between (x) the Corporation and the Selling Holders, or (y) the Selling Holders and the underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the underwriters on the other hand in connection with the offering of the Registrable Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Registrable Securities (before deducting expenses) (as if, for purposes of this clause (d), the Corporation had received the proceeds of any secondary offering) and the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover of a prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Corporation, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation, by a Selling Holder or by the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other costs, fees and expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Corporation and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this
Section 2.4, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering received by such Selling Holder exceed the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Holder's obligations to contribute pursuant to this Section are several in the proportion that the net proceeds of the offering received by such Selling Holder bears to the total net proceeds of the offering received by all the Selling Holders and not joint. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 2.4 (with appropriate modifications) shall be given by the Corporation, a Selling Holder and the underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

         (f) The obligations of the parties under this Section 2.4 shall be in addition to any liability which any party may otherwise have to any other party.

         SECTION 2.5. Holdback Agreement. If any registration pursuant to which this Article 2 shall apply shall be in connection with an underwritten public offering of Registrable Securities, each Holder agrees not to effect any sale or distribution, including any sale under Rule 144, of any equity security of the Corporation (otherwise than through the registered public offering then being made), within seven (7) days prior to or ninety (90) days (or such lesser period as the lead or managing underwriters may permit) after the effective date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of a Rule 415 Offering); provided that the foregoing shall not apply to any Holder (i) that together with its Affiliates, beneficially owns (within the meaning of Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act) in the aggregate less than five percent (5%) of the aggregate amount of outstanding Common Stock, and (ii) that does not have a director on the Board designated or nominated by it or its Affiliate; provided, that this Section 2.5 shall not apply if any director or any person beneficially owning at least five percent (5%) of the aggregate amount of outstanding Common Stock is not comparably restricted.

         SECTION 2.6. Limitation on Granting Other Registration Rights. From and after the date of this Agreement, the Corporation shall not, without the prior written consent of the Holder, enter into any agreement with any holder or prospective holder of any securities of the Corporation who has received or would receive such securities as consideration in a merger, sale or similar business combination transaction which would allow such holder or prospective holder to include such securities in any registration in which the Holder is entitled to participate pursuant to this Agreement unless, under the terms of such agreement, such holder's or prospective holder's right to include such securities in any such registration are pari passu with or subordinate to the rights of the Holder granted pursuant to Section 2.01.



                                    ARTICLE 3

                                PREEMPTIVE RIGHTS

         SECTION 3.1.  Preemptive Rights.

         (a) If the Corporation issues or sells any Common Stock, or securities exercisable for, convertible into or exchangeable for Common Stock, the Holder shall be entitled to participate in such issuance or sale unless (i) such issuance or sale is in connection with any merger, acquisition, exchange offer, conversion of outstanding convertible securities, exercise of outstanding options or warrants, dividend reinvestment plan, stock option or other executive or employee benefit or compensation plan, (ii) the Corporation receives any form of non-cash consideration in connection with such issuance or sale and the Holder is unable to provide consideration in a substantially identical form of such non-cash consideration, (iii) such issuance or sale occurs at any time on or after the first date on which the Holder no longer owns at least fifty percent (50%) of the Original Securities, or (iv) the issuance or sale is a Public Offering and the Holder has exercised its rights under Section 2.1 hereof.

         (b) If the Corporation proposes to conduct an issuance or sale in which the Holder is entitled to participate pursuant to Section 3.1, the Corporation shall give the Holder written notice of such proposed issuance or sale. Such notice shall state that the Holder shall be entitled to participate in such issuance or sale on the same terms and conditions as are offered to other purchasers (including purchase price and the form of consideration) in the same ratio as the number of shares of Common Stock held by Holder bears to the total number of issued and outstanding shares of Common Stock of the Corporation at such time (such that if the Holder owns 3% of the issued and outstanding Common Stock of the Corporation, the Holder may acquire a number of shares equal to 3% of the shares issued or sold).

         (c) In the case of a private placement of securities, upon the written request of the Holder made within twenty (20) days after the receipt of the Corporation's notice (which request shall specify the number of shares of Common Stock intended to be acquired) the Corporation shall, upon receipt of the consideration therefor, issue or sell to the Holder up to the number of shares of Common Stock the Holder is entitled to purchase under this Section 3.1 so long as such issuance or sale is not prohibited by applicable law and subject to such restrictions as may be required by applicable law. Nothing in this paragraph (c) shall prevent the Corporation from consummating the private placement; provided that the Holder is given the opportunity to purchase the applicable percentage of Common Stock after such private placement (in which case the number of shares which the Holder can purchase shall be determined based on the aggregate number of the shares issued in the private placement and the shares acquired by the Holder, if any).

         (d) In the event of a Public Offering, the Corporation shall give the Holder notice of the proposed Public Offering of Common Stock not less than ten (10) days prior to the anticipated pricing date of the proposed Public Offering. Within two (2) hours after the Holder is given written notice of the offering price to the public in the offering, the Holder shall give irrevocable written confirmation of its intent to purchase the Common Stock (which confirmation shall specify the number of shares of Common Stock intended to be acquired) and, if such confirmation is not made within such period, the Holder's rights under this Section 3.1 with respect to such offering shall automatically expire. If the Holder timely makes such a confirmation, on the next business day following the date of the confirmation the Holder shall deposit the purchase price for the shares being purchased in a brokerage account acceptable to the underwriter and grant an irrevocable power of attorney to an officer of the Corporation (which power of attorney shall be in a customary form) authorizing such officer to take any actions necessary to effectuate the purchase. If the Holder has made the confirmation and the deposit as required, the Corporation shall issue or sell, or cause the underwriter to issue and sell, such Common Stock to the Holder upon delivery of the consideration therefor to the Corporation or underwriter, as applicable, so long as such issuance or sale is not prohibited by applicable law and subject to such restrictions as may be required by applicable law.

         (e) In the event that the Corporation amends the terms of its outstanding Series A Senior Cumulative Preferred Stock so that such preferred stock is convertible or exchangeable into Common Stock (or securities exercisable for, convertible into or exchangeable for Common Stock), the Corporation shall offer to sell and issue to the Holder securities having terms identical to such preferred stock, which securities represent the percentage of such preferred stock equal to the Holder's percentage interest in the outstanding Common Stock of the Corporation, for a consideration per share equal to the same consideration per share paid by the existing holders of such preferred stock for the shares of such preferred stock outstanding as of November 7, 2001.

         (f) The Holder shall have no rights under this Section 3.1 as a result of any notice given hereunder by the Corporation if the proposed issuance or sale with respect to which such notice is given is not consummated for any reason.

                                    ARTICLE 4

                                  MISCELLANEOUS

         SECTION 4.1. Remedies. Each Holder and each party hereto shall have all rights and remedies set forth in this Agreement and all rights and remedies which such parties have been granted at any time under any other agreement or contract and all of the rights which such parties have under any law or at equity. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         SECTION 4.2. Successors and Assigns. The rights granted to the Holder under this Agreement may not be assigned or transferred in any manner (including a change in control of Holder) without the prior written consent of the Corporation. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

         SECTION 4.3. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 4.4. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         SECTION 4.5. Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "or," "either" and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intent of the parties that this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         SECTION 4.6. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of New York, all rights and remedies being governed by said laws, without regard to conflict of laws principles. Any party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 4.7 below. Nothing in this Section 4.6, however, shall affect the right of any party to serve legal process in any other manner permitted by law or in equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         SECTION 4.7. Addresses and Notices. All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         FairPoint Communications Solutions Corp.
         521 East Morehead Street, Suite 250
         Charlotte, North Carolina 28202
         Attention:  Walter E. Leach, Jr.
         Facsimile:  704-344-8143

         with a copy to:

         Paul, Hastings, Janofsky & Walker, LLP
         399 Park Avenue
         New York, New York 10022
         Attention:  Neil A. Torpey, Esq.
         Facsimile:  (212) 319-4090

         if to the Corporation, to:

         Choice One Communications Inc.
         100 Chestnut Street, Suite 600
         Rochester, New York 14604
         Attention:  Steve Dubnik
         Facsimile:  (585) 530-2739

         with a copy to:

         Nixon Peabody LLP
         1300 Clinton Square
         Rochester, New York 14604
         Attention:  James A. Locke, III, Esq.
         Facsimile:  (585) 263-1600

         All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 4.8 Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Corporation's chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


CHOICE ONE COMMUNICATIONS INC.


By:____/s/ Steve M. Dubnik
--------------------------

Steve M. Dubnik
Chairman and Chief Executive
Officer

FAIRPOINT COMMUNICATIONS SOLUTIONS
CORP.


By:___/s/ Walter E. Leach, Jr.
-----------------------------


Walter E. Leach, Jr.
Senior Vice President and
Chief Financial Officer